EXECUTION COPY









                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                     RENAISSANCE COSMETICS, INC. ("PARENT"),


                      RENAISSANCE ACQUISITION, INC. ("RAI")


                                       AND


                          MEM COMPANY, INC. ("COMPANY")









                           DATED AS OF AUGUST 6, 1996



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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   THE MERGER

SECTION 1.1     The Merger....................................................1
SECTION 1.2     Effective Time of the Merger..................................1

                                   ARTICLE II

                      THE SURVIVING AND PARENT CORPORATIONS

SECTION 2.1     Certificate of Incorporation..................................1
SECTION 2.2     By-laws.......................................................2
SECTION 2.3     Officers......................................................2
SECTION 2.4     Directors.....................................................2

                                   ARTICLE III

                              CONVERSION OF SHARES

SECTION 3.1     Conversion of Company Shares in the Merger....................2
SECTION 3.2     Consideration.................................................3
SECTION 3.3     Cancellation of Company Common Stock Certificates.............3
SECTION 3.4     Closing.......................................................4
SECTION 3.5     Closing of the Company's Transfer Books.......................4
SECTION 3.6     Dissenting Shares.............................................4

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.1     Organization and Qualification................................5
SECTION 4.2     Capitalization................................................5
SECTION 4.3     Subsidiaries..................................................6
SECTION 4.4     Authority; Non-Contravention; Approvals.......................6
SECTION 4.5     Reports and Financial Statements..............................8
SECTION 4.6     Absence of Undisclosed Liabilities............................8
SECTION 4.7     Absence of Certain Changes or Events..........................9
SECTION 4.8     Litigation....................................................9


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SECTION 4.9     Proxy Statement...............................................9
SECTION 4.10    No Violation of Law...........................................9
SECTION 4.11    Compliance with Agreements...................................10
SECTION 4.12    Taxes........................................................10
SECTION 4.13    Employee Benefit Plans; ERISA................................11
SECTION 4.14    Labor Controversies..........................................12
SECTION 4.15    Environmental Matters........................................13
SECTION 4.16    Title to Assets..............................................14
SECTION 4.17    Company Stockholders' Approval...............................15
SECTION 4.18    No Excess Parachute Payments.................................15
SECTION 4.19    Trademarks and Intellectual Property Compliance..............15
SECTION 4.20    Material Agreements..........................................16
SECTION 4.21    Transactions with Related Parties............................16
SECTION 4.22    Insurance....................................................16
SECTION 4.23    Receivables..................................................16
SECTION 4.24    Customers and Suppliers......................................17
SECTION 4.25    Product Liability Claims.....................................17
SECTION 4.26    Inventories..................................................17
SECTION 4.27    Warranties and Returns.......................................17

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                                 PARENT AND RAI

SECTION 5.1     Organization and Qualification...............................18
SECTION 5.2     Authority; Non-Contravention; Approvals......................18
SECTION 5.3     Litigation...................................................19

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1     Conduct of Business by the Company Pending the Merger........19
SECTION 6.2     Acquisition Transactions.....................................21

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.1     Access to Information........................................22
SECTION 7.2     Proxy Statement..............................................23
SECTION 7.3     Stockholder Approval.........................................23


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SECTION 7.4     Expenses and Fees............................................24
SECTION 7.5     Agreement to Cooperate.......................................24
SECTION 7.6     Public Statements............................................25
SECTION 7.7     Stock Option Plans and Stock Options.........................25
SECTION 7.8     Notification of Certain Matters..............................25
SECTION 7.9     Directors' and Officers' Indemnification.....................25
SECTION 7.10    Corrections to the Proxy Statement...........................26
SECTION 7.11    Employment Agreements, Severance Agreements, Stay Bonuses
                          and Related Employment Matters.....................26
SECTION 7.12    Stockholder Agreement........................................27
SECTION 7.13    Parent Stay Bonus Program....................................27
SECTION 7.14    Company Stay Bonus Program...................................28

                                  ARTICLE VIII

                                   CONDITIONS

SECTION 8.1     Conditions to Each Party's Obligation to Effect the Merger...28
SECTION 8.2     Conditions to Obligation of the Company to Effect the
                          Merger.............................................29
SECTION 8.3     Conditions to Obligations of Parent and RAI to Effect the
                          Merger.............................................30

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1     Termination..................................................31
SECTION 9.2     Effect of Termination........................................32
SECTION 9.3     Amendment....................................................32
SECTION 9.4     Waiver.......................................................32

                                    ARTICLE X

                  TERMINATION OF REPRESENTATIONS AND WARRANTIES

SECTION 10.1    Termination of Representations and Warranties................32

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.1    Brokers......................................................33
SECTION 11.2    Notices......................................................33
SECTION 11.3    Interpretation...............................................34


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SECTION 11.4    Miscellaneous................................................35
SECTION 11.5    Counterparts.................................................35
SECTION 11.6    Parties In Interest..........................................35
SECTION 11.7    Exhibits and Schedules.......................................35



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EXHIBITS

Exhibit 7.12-1       Form of Stockholder Agreement

SCHEDULES

Schedule 2.3         List of Officers of the Surviving Corporation
Schedule 2.4         List of Directors of the Surviving Corporation
Schedule 4.2         Company Capitalization
Schedule 4.3         Company Subsidiaries
Schedule 4.4         Company Third Party Consents
Schedule 4.5         Company Reports and Financial Statements
Schedule 4.6         Certain Liabilities
Schedule 4.8         Company Litigation
Schedule 4.10        Violation of Laws by Company
Schedule 4.11        Company Compliance
Schedule 4.12        Company Taxes
Schedule 4.13        Company Employee Benefit Matters
Schedule 4.14        Company Labor Controversies
Schedule 4.15        Company Environmental Matters
Schedule 4.16        Company Assets
Schedule 4.18        Company Parachute Payments
Schedule 4.19        Company Intellectual Property Rights
Schedule 4.20        Company Material Agreements
Schedule 4.22        Company Insurance Policies
Schedule 4.23        Company Receivables
Schedule 4.24        Company Customers and Suppliers
Schedule 4.25        Company Product Liability Claims
Schedule 4.26        Company Inventories
Schedule 4.27        Company Warranties and Returns
Schedule 5.2         Parent and RAI Third Party Consents
Schedule 5.3         Parent Litigation
Schedule 7.11(a)     Company Change of Control Agreements
Schedule 7.11(b)     Company Employment Agreements
Schedule 7.11(c)     Company Severance Agreements
Schedule 7.11(d)     Company Stay Bonus Agreements
Schedule 7.11(e)     Company Severance Policy
Schedule 11.1(a)     Company's Buyer's Brokers Fees
Schedule 11.1(b)     Patent's and RAI's Brokers Fees


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                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER, dated as of August 6, 1996 (the "Agreement"), by and among RENAISSANCE COSMETICS, INC., a Delaware corporation ("Parent"), RENAISSANCE ACQUISITION, INC., a New York corporation and a wholly-owned subsidiary of Parent ("RAI"), and MEM COMPANY, INC., a New York corporation (the "Company");


                              W I T N E S S E T H:

               WHEREAS, the Boards of Directors of Parent and the Company have determined that the merger of RAI with and into the Company (the "Merger") is consistent with and in furtherance of the long-term business strategy of Parent and the Company and is fair to, and in the best interests of, Parent and the Company and their respective stockholders.

               NOW,  THEREFORE,   in  consideration  of  the  premises  and  the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

               SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the New York Business Corporation Law (the "BCL"), RAI shall be merged with and into the Company and the separate existence of RAI shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

               SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a Certificate of Merger, in a form mutually acceptable to Parent and the Company, to be filed with the Secretary of State of the State of New York in accordance with the BCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5.

                                   ARTICLE II

                      THE SURVIVING AND PARENT CORPORATIONS

               SECTION 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read



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as did the  Certificate of  Incorporation  of the RAI  immediately  prior to the
Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

               SECTION 2.2 BY-LAWS. The By-laws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the By-laws of the RAI immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

               SECTION 2.3 OFFICERS. The officers of the Surviving Corporation shall be as designated in SCHEDULE 2.3, and such officers shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

               SECTION 2.4 DIRECTORS. The directors of the Surviving Corporation shall be as designated in SCHEDULE 2.4, and such directors shall serve in accordance until the next annual meeting of the Surviving Corporation or until their successors are duly elected and qualified.

                                   ARTICLE III

                              CONVERSION OF SHARES

               SECTION 3.1 CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock, par value $.05 per share of the Company ("Company Common Stock"):

               (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 3.6) shall be converted into, and shall thereafter represent only, the right to receive the Merger Consideration (as defined in Section 3.2).

               (b) Each share of Company Common Stock owned by Parent or any subsidiary of Parent or held in treasury by the Company or any Subsidiary of the Company (each a "Non-Converting Share") immediately prior to the Effective Time, if any, shall be cancelled and shall cease to exist from and after the Effective Time.

               (c) At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of RAI, each issued and outstanding share of common stock, no par value, of RAI ("RAI Common Stock") shall be converted into one share of common stock, no par value, of the Surviving Corporation.

               (d) No share of Company Common Stock (other than Dissenting Shares) shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time.



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               SECTION 3.2    CONSIDERATION.

               (a) The consideration to be issued in the Merger for each share (or fraction thereof) of Company Common Stock shall be Seven Dollars and Fifty Cents ($7.50) per share of Company Common Stock (the "Merger Consideration") to be distributed in accordance with Section 3.3(c) below.

               (b) The Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change in the number of shares of Company Common Stock outstanding prior to Closing (as defined in Section 3.5).


               SECTION 3.3 CANCELLATION OF COMPANY COMMON STOCK CERTIFICATES.

               (a) From and after the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing shares of Company Common Stock (other than Dissenting Shares as defined in Section 3.6(a) below) shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof to Registrar and Transfer Company (the "Exchange Agent"), the amount of Merger Consideration to which each holder of Company Common Stock is entitled pursuant to the terms hereof.

               (b)  Promptly  after  the  Effective  Time,   Parent  shall  make
available to the Exchange Agent the total amount of Merger Consideration required to effect the exchanges referred to in paragraph (a) above.

               (c) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Shares as defined in Section 3.6(a) below) (the "Company Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefore the Merger Consideration into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and the Company Certificates so surrendered shall be cancelled.

               (d) Promptly following the date which is nine (9) months after the Effective Time, the Exchange Agent shall deliver to Parent all Merger Consideration, property and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such


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Company  Certificate  to Parent and (subject to applicable  abandoned  property, escheat and similar laws) receive in exchange therefore the Merger Consideration to which such person is entitled, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, RAI or the Surviving Corporation shall be liable to a holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

               SECTION 3.4 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company on the third (3rd) business day immediately following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time and place as Parent and the Company shall reasonably agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

               SECTION 3.5 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At and after the Effective Time, holders of Company Common Stock shall cease to have any rights as stockholders of the Company, except for the rights described herein. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Common Stock are presented to Parent, they shall be cancelled and exchanged for Merger Consideration in accordance with this Article III.

               SECTION 3.6 DISSENTING SHARES.

               (a)  Notwithstanding  any  provision  of  this  Agreement  to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger or consented thereto in writing and who shall have available to them and who shall have demanded properly in writing appraisal for such shares of Company Common Stock in accordance with Sections and 623 and 910 of the BCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration, but such stockholders shall be entitled only to such rights as are granted by Section 910 of the BCL. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 910, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 910 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.3, of the certificate or certificates that formerly evidenced such shares.

               (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant


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to the BCL and  received by the Company and (ii) the  opportunity  to direct all negotiations and proceedings with respect to demands for appraisal under the BCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent and RAI as of the date hereof as follows:

               SECTION 4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

               SECTION 4.2 CAPITALIZATION.

               (a) The authorized capital stock of the Company consists of 6,000,000 shares of Company Common Stock. As of August 5, 1996, 2,583,184 shares of Company Common Stock were issued and outstanding. All of such issued and outstanding shares of Company Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company holds any shares of the capital stock of the Company.

               (b) Except as set forth on SCHEDULE 4.2 attached hereto, as of the date hereof (i) there were no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such agreement or commitment, and (ii) there are no voting trusts, proxies or other agreements or understandings to which the Company or any Subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the


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Company and, to the knowledge of the Company, there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's stockholders with respect to Company Common Stock. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to the Company.

               SECTION 4.3 SUBSIDIARIES. SCHEDULE 4.3 lists all of the corporations in which the Company owns, directly or indirectly, fifty percent (50%) or more of the securities of such corporation that are entitled to vote at a meeting of the stockholders thereof ("Subsidiaries"). Except where any failure would not have a Company Material Adverse Effect, each direct and indirect Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims or encumbrances, except that such shares are pledged to secure the Company's credit facilities. There are no subscriptions, options, warrants,
rights,  calls,   contracts,   voting  trusts,  proxies  or  other  commitments,
understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

               SECTION 4.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

               (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3(a)) and the Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and RAI, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

               (b) The execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with


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notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-laws of the Company or any of its Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) any note,
bond,  mortgage,   indenture,  deed  of  trust,  license,   franchise,   permit,
concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholders' Approval and
(y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties described on SCHEDULE 4.4 attached hereto. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and
(iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

               (c) Except for (i) the filings by Parent and the Company required by the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Proxy Statement (as defined in Section 4.9 below) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the making of the Merger Filing with the Secretary of State of the State of New York in connection with the Merger, (iv) the filings and approvals required pursuant to the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ. ("ISRA") with respect to the real property of the Company located in New Jersey, and (v) the other consents and filings described on SCHEDULE 4.4 attached hereto (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

               SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS. Except as set forth on SCHEDULE 4.5 attached hereto, since December 31, 1993, the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to Parent copies of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC,
(b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from December 31, 1995, until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by the Company with the SEC since December 31, 1995 (other than Registration Statements filed on Form S-8) (the documents referred to in clauses
(a), (b) and (c) are collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in such reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

               SECTION 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports or in SCHEDULE 4.6 attached hereto, neither the Company nor any of its Subsidiaries had at June 30, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after June 30, 1996 and were incurred in the ordinary course of business and consistent with past practices or (iii) which were incurred in connection with this Agreement and the transactions contemplated hereby and which exceed individually $10,000 (all of which are listed on SCHEDULE 4.6 hereto); (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

               SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the date of the most recent Company SEC Report, there has not been any change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law which would, in the aggregate, have a Company Material Adverse Effect.

               SECTION 4.8 LITIGATION. Except as referred to in the Company SEC Reports or in SCHEDULE 4.8 attached hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to cause a Company Material Adverse Effect. Except as referred to in the Company SEC Reports or in SCHEDULE
4.8 attached hereto, neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Company Material Adverse Effect.

               SECTION 4.9 PROXY STATEMENT. None of the information supplied or to be supplied by the Company or its Subsidiaries for inclusion in its proxy statement to its stockholders (the "Proxy Statement") or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               SECTION  4.10 NO  VIOLATION  OF LAW.  Except as  disclosed in the
Company SEC Reports or in SCHEDULE 4.10 attached hereto, neither the Company nor any of its Subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect. The Company and its Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. The Company and its Subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

               SECTION 4.11 COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Company SEC Reports or in SCHEDULE 4.11 attached hereto, the Company and each of its Subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under, (a) the respective charters, by-laws or similar organizational instruments of the Company or any of its Subsidiaries; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.11, would have, in the aggregate, a Company Material Adverse Effect.

               SECTION 4.12 TAXES. Except as disclosed in SCHEDULE 4.12, the Company and its Subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined below) required to be filed by them for all taxable periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision in the most recent Company Financial Statements for the payment of all Taxes (as defined below) for all taxable periods ending at or prior to the Effective Time (whether or not shown on any Tax Return), except where the failure to pay such Taxes would not have a Company Material Adverse Effect. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the latest Company SEC Report are expected to be adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or asset of the Company or any Subsidiary thereof, except for liens for Taxes not yet due. There are no notices of deficiency or assessments from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its Subsidiaries which, if decided adversely, singly or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate Subsidiary of the Company. Neither the Company nor any of its corporate Subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

               For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

               For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

               SECTION 4.13 EMPLOYEE BENEFIT PLANS; ERISA.

               (a) Except as set forth in the Company SEC Reports or as disclosed in SCHEDULE 4.13 attached hereto, the Company and its Subsidiaries do not maintain or contribute to or have any obligation or liability to or under any employee benefit plans, programs, arrangements and practices covering employees of the Company and its Subsidiaries (or their beneficiaries) (such plans, programs, arrangements and practices of the Company and its Subsidiaries being referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). SCHEDULE 4.13 attached hereto lists all Multi-employer Plans and Multiple Employer Plans which any of the Company or its Subsidiaries maintains or to which any of them makes contributions or has any liability, contingent or otherwise.

               (b) Except as disclosed in the Company SEC Reports and except to the extent that there would be no Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has engaged in any prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could reasonably be expected to result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Company Material Adverse Effect, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in
Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the present value of all accumulated benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company SEC Reports as of December 31, 1995, based upon reasonable actuarial assumptions currently utilized for such Company Plan, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the Company, such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired,
(viii) with respect to Multi-employer Plans, neither the Company nor any of its Subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203, 4204 and 4205 of ERISA, respectively, and, to the knowledge of the Company and its Subsidiaries, no event has occurred which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the knowledge of the Company and its Subsidiaries, there are no material pending or threatened claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (x) the Company and its Subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its Subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"). None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code).

               (c) The Company SEC Reports,  as  supplemented  by SCHEDULE  4.13 attached  hereto,  contain a true and  complete  summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

               SECTION 4.14 LABOR CONTROVERSIES. Except as set forth in the Company SEC Reports or as disclosed in SCHEDULE 4.14 attached hereto, (a) there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or its Subsidiaries and any representatives of any of their employees, (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its Subsidiaries, (c) the Company and its Subsidiaries have, to the knowledge of the Company, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and
(d) no person has, to the knowledge of the Company, asserted that the Company or any of its Subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect.

               SECTION 4.15 ENVIRONMENTAL MATTERS. To the Company's knowledge and except as set forth in the Company SEC Reports or as disclosed in SCHEDULE
4.15 attached hereto, (i) the Company and its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined below), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its Subsidiaries contains any Hazardous Substance (as defined below) as a result of any activity of the Company or any of its Subsidiaries in amounts exceeding the levels permitted by applicable

Environmental Laws, (iii) neither the Company nor any of its Subsidiaries has received any notices, demand letters or requests for information under CERCLA (as hereinafter defined) from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its Subsidiaries concerning the release, or threatened release, of any Hazardous Substance under any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable
Environmental Law from any properties owned by the Company or any of its Subsidiaries as a result of any activity of the Company or any of its Subsidiaries during the time such properties were owned, leased or operated by the Company or any of its Subsidiaries, except in compliance with any applicable Environmental Law or a permit issued by any environmental regulatory agency,
(vii) there are no underground storage tanks on, in or under any properties owned by the Company or any of its Subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its Subsidiaries, (viii) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and its Subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its Subsidiaries, and (ix) neither the Company, its Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, with respect to the foregoing clauses (i) through (ix), except for violations, non-compliances, liabilities or conditions at the properties owned or operated by the Company or its Subsidiaries that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

               For  purposes of this  Agreement,  "Environmental  Law" means any
Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal

Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, or any state counterpart thereof, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

               For purposes of this Agreement, "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic or radioactive, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation, lead or polychlorinated biphenyls.

               SECTION 4.16 TITLE TO ASSETS. SCHEDULE 4.16 contains a description of all fixed assets of the Company having a book value in excess of $25,000 per asset. The Company and each of its Subsidiaries has good and marketable title in fee simple to all of its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current Taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), (iii) as disclosed in the Company SEC Reports or (iv) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to cause a Company Material Adverse Effect. All leases under which the Company leases real or personal property and which provide for an annual rental (on a per lease basis) in excess of $10,000 have been delivered to Parent, and all leases under which the Company leases real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Company Material Adverse Effect.

               SECTION 4.17 COMPANY STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is two-thirds of the outstanding shares of Company Common Stock.

               SECTION 4.18 NO EXCESS PARACHUTE PAYMENTS. Except as set forth on
SCHEDULE 4.18, the Company has no contracts, arrangements or understandings pursuant to which any person may receive any amount or entitlement from the Company or any of its Subsidiaries (including cash or property or the vesting of property) that may be characterized as an "excess parachute payment" (as such term is defined in Section 280G(B)(1) of the Code) (any such amount being an "Excess Parachute Payment") as a result of any of the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 4.18, to the best knowledge of the Company, no person is entitled to receive any additional payment from the Company, its Subsidiaries or any other person (a "Parachute Gross-up Payment") in the event that the 20 percent (20%) parachute excise tax of Section 4999(a) of the Code is imposed on such person. Except as set forth on SCHEDULE 4.18, the Board of Directors of the Company has not during the six months prior to the date of this Agreement granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

               SECTION 4.19 TRADEMARKS AND INTELLECTUAL PROPERTY COMPLIANCE. The
Company and its Subsidiaries own or have the right to use, without any material payment to any other party, all of the rights set forth on SCHEDULE 4.19 ("Intellectual Property Rights"), and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of the Company, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such
Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Company Material Adverse Effect. SCHEDULE 4.19 attached hereto lists all of the Company's Intellectual Property Rights and all filing information relating thereto.

               SECTION 4.20 MATERIAL AGREEMENTS. Except as set forth on SCHEDULE 4.20, the Company has no material agreements other than those filed as exhibits to the Company SEC Reports.

               SECTION 4.21 TRANSACTIONS WITH RELATED PARTIES. Except as set forth in the Company SEC Reports, (a) there have been no transactions by the Company or its Subsidiaries with any officer or director of the Company or beneficial owner of more than five percent (5%) of the Company Common Stock or their affiliates ("Related Parties") since December 31, 1995, which are required to be disclosed pursuant to the Exchange Act and (b) there are no material agreements or understandings now in effect between the Company or its Subsidiaries and any Related Party.

               SECTION 4.22 INSURANCE. Except to the extent there would be no Company Material Adverse Effect, all of the Company's and its Subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its Subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, are, in the reasonable judgment of the Company, adequate for the business of the Company and its Subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $50,000, which, in any event, are not in excess of the limitations of coverage set forth in such policies. The Company and its Subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this
Section 4.22, other than the Directors and Officers Liability Insurance and the Employee Benefit Liability Insurance, are "occurrence" policies and no such policies, other than the Directors and Officers Liability Insurance and the Employee Benefit Liability Insurance, are "claims made" policies. Neither the Company nor any of its Subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to the Company and its Subsidiaries upon substantially similar terms subsequent to the Effective Time. Except as disclosed on Schedule 4.22 attached hereto, the provision and/or reserves in the most recent Company Financial Statements are adequate for any and all self insurance programs maintained by the Company or its Subsidiaries.
SCHEDULE 4.22 attached hereto lists all insurance policies of the Company.

               SECTION 4.23 RECEIVABLES. Except as set forth in the Company SEC Reports or as disclosed on SCHEDULE 4.23 attached hereto, the trade accounts and other receivables of the Company set forth on the most recent Company Financial Statements are bona fide receivables, arose in the ordinary course out of arms' length transactions and are recorded correctly on the books and records of the Company. The reserves for doubtful accounts set forth on the most recent Company Financial Statements are adequate based on historical trends. Except as set forth in SCHEDULE 4.23, such accounts and other receivables are not subject to any counterclaim or set-off not reflected in the reserves set forth on the most recent Company Financial Statements other than in the ordinary course of business.

               SECTION 4.24 CUSTOMERS AND SUPPLIERS. Except as set forth in the Company SEC Reports or as disclosed on SCHEDULE 4.24 attached hereto, there has not been any material adverse change in the business relationship of the Company with any of its principal customers or suppliers, and there is no pending or, to the knowledge of the Company, threatened loss of any such customer or supplier. To the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not result in any customer or supplier reducing or terminating its business with the Company. The business relationship of the Company with each such customer or supplier is an arms' length relationship and no affiliation, relationship or transaction (financial or otherwise) exists or has existed, directly or indirectly, between any such parties (or officers, directors, employees or agents of such parties) except as is expressly described in SCHEDULE 4.24.

               SECTION 4.25 PRODUCT LIABILITY CLAIMS. SCHEDULE 4.25 lists all product liability claims seeking damages in excess of $10,000 asserted against the Company (or in respect of which the Company received notice) with respect to the products of the Company between June 30, 1993 and the date of this Agreement; and the product liability claims not listed on SCHEDULE 4.25 do not aggregate more than $35,000.

               SECTION 4.26 INVENTORIES. Except as set forth in the Company SEC Reports or as disclosed on SCHEDULE 4.26 attached hereto, the inventories of the Company set forth on the most recent Company Financial Statements have been valued at the lower of cost (on FIFO) or market (in accordance with GAAP), and the value of obsolete materials and materials of below standard quality has been written down in accordance with GAAP. Except as set forth in the

Company SEC Reports or as disclosed on SCHEDULE 4.26 attached hereto, as of the date of this Agreement, the Company is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers other than for returns in the ordinary course, consistent with the Company's prior practice.

               SECTION 4.27 WARRANTIES AND RETURNS. SCHEDULE 4.27 sets forth a summary of the present practices and policies followed by the Company with respect to warranties and returns of any products manufactured or sold by it, whether such practices are oral or in writing or are deemed to be legally enforceable. Except as set forth in the Company SEC Reports or as disclosed in
SCHEDULE 4.27 attached hereto, there is not presently, nor has there been since January l, 1993, any defect in any product sold by the Company that has required, or that may require, a general recall or replacement campaign or similar action with respect to such product or a reformulation or change of such product, nor has there been any acceptance by the Company of returns of any such defective goods of the Company in excess of $100,000 in the aggregate for all such defects with respect to products sold by them during the three-year calendar period ended December 31, 1995.

                                    ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                                 PARENT AND RAI

               Parent and RAI each represent and warrant to the Company as of the date hereof as follows:

               SECTION 5.1 ORGANIZATION AND QUALIFICATION. Each of Parent and RAI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted.

               SECTION 5.2 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

               (a) Parent and RAI each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 5.2(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and RAI and the stockholders of RAI, and no other corporate proceedings on the part of Parent or RAI are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and RAI of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and RAI, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and RAI enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

               (b) The execution and delivery of this Agreement by each of Parent and RAI do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by Parent and RAI of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties described on SCHEDULE 5.2 attached hereto. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not have a material adverse effect on Parent (a "Parent Material Adverse Effect").

               (c) Except for (i) the filings by Parent and the Company required by the HSR, (ii) the making of the Merger Filings with the Secretary of State of the State of New York in connection with the Merger, and (iii) the other consents and filings described on SCHEDULE 5.2 attached hereto (the filings and approvals referred to in clauses (i) through (iii) above are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or RAI or the consummation by Parent or RAI of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect or affect RAI's ability to consummate the Merger.

               SECTION 5.3 LITIGATION. Except as set forth in SCHEDULE 5.3 attached hereto, neither Parent nor or any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

               SECTION 6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its Subsidiaries to:

               (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

               (b) not (i) amend or propose to amend their respective charters or By-laws, (ii) split, combine or reclassify their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned Subsidiary of the Company;

               (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of or otherwise cause to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares upon conversion of convertible securities and exercise of options outstanding on the date hereof;

               (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (x) borrowings in the ordinary course of business under credit facilities in existence on the date hereof, (y) borrowings in the ordinary course which permit prepayment without penalty or (z) borrowings to refinance existing indebtedness, the terms of which shall be reasonably satisfactory to Parent, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business which, in such cases of $25,000 or more, shall be on terms reasonably acceptable to Parent, (iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business which, in such cases involving $25,000 or more, shall be on terms reasonably acceptable to Parent, or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

               (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

               (f) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

               (g) not enter into or amend any employment, severance, stay bonus, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees;

               (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

               (i) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

               SECTION 6.2 ACQUISITION TRANSACTIONS.

               (a) After the date  hereof  and  prior to the  Effective  Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, initiate or solicit, and the Company shall, and shall use its best efforts to cause each of its Subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate or solicit, any proposal or offer to acquire all or any substantial part of the business and properties of the Company and its Subsidiaries or any capital stock of the Company and its Subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as "Acquisition Transactions").

               (b) Notwithstanding any other provision of this Agreement, in response to an unsolicited proposal or inquiry with respect to an Acquisition Transaction, (i) the Company may engage in discussions or negotiations regarding such proposal or inquiry with a third party who (without any solicitation or initiation, directly or indirectly, by or with the Company or any Company representative after the date of this Agreement) seeks to initiate such discussions or negotiations and may negotiate with and furnish to such third party information concerning the Company and its business, properties and assets, and (ii) if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

               (c) In the event the Company shall determine to provide any information or negotiate as described in paragraph (b) above, or shall receive any offer of the type referred to in paragraph (b) above, it shall (i) immediately provide Parent a copy of all information provided to the third party, (ii) inform Parent that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and
(iii) furnish to Parent the identity of the person receiving such information or the proponent of such offer, if applicable, and, if an offer has been received, unless the Board of Directors of the Company concludes that such disclosure is inconsistent with its fiduciary duties under applicable law, a description of the material terms thereof.

               (d) The Company may terminate this Agreement, withdraw, modify or not make its recommendation referred to in Section 7.3, and enter into a definitive agreement for an Acquisition Transaction if but only if (i) the Company shall have determined in good faith after consultation with the independent financial advisors of the Company that such Acquisition Transaction would be more favorable to the Company's stockholders from a financial point of view than the Merger, (ii) the Board of Directors of the Company shall conclude in good faith after consultation with its legal counsel that such action is necessary in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law and (iii) the Company shall have furnished the Parent with a copy of the definitive agreement at least five business days prior to its execution and Parent shall have failed within such five business day period to offer to amend the terms of this Agreement so that the Merger would be, in the good faith determination of the Board of Directors of the Company, at least as favorable to the Company's stockholders from a financial point of view as the Acquisition Transaction.

               (e) The Company (i) acknowledges that a breach of any of its covenants contained in this Section 6.2 will result in irreparable harm to the Parent and RAI which will not be compensable in money damages, and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant. In any event, if Company enters into an Acquisition Transaction with a party other than Parent, it will immediately pay to Parent the sums described in Section 7.4(b) below.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

               SECTION 7.1 ACCESS TO INFORMATION.

               (a) The Company and its Subsidiaries shall afford to Parent and RAI and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") full access during normal business hours throughout the period after the date hereof and prior to the Effective Time to all Company properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed with the SEC or which may have a material effect on its businesses, properties or personnel, and (ii) such other information concerning its businesses, operations, properties, assets, condition (financial or other) results of operations and personnel as the Company shall reasonably request; provided, however, that any inspection of the properties relating to environmental matters or compliance with Environmental Laws shall be undertaken by a nationally recognized environmental consultant acceptable to the Company and, unless recommended by said environmental consultant in a Phase I report, shall be non-intrusive in that it shall not include sampling or testing of the environmental media. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold in strict confidence all non-public documents and information furnished to Parent and RAI in connection with the transactions contemplated by this Agreement, except that (i) each of Parent and RAI may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and (ii) each of Parent and RAI may disclose any information that it is required by law or judicial or administrative order to disclose.

               (b) In the event that this Agreement is terminated in accordance with its terms, each of Parent and its subsidiaries shall, and Parent and its subsidiaries shall cause each Parent Representative to, promptly redeliver to the Company all non-public material in written or machine readable form provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such material. In such event, all documents, memoranda, notes and other writings in written or machine readable form prepared by Parent based on the information in such material shall be destroyed (and Parent shall use its reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

               (c) The Company shall promptly advise Parent in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its Subsidiaries.

               SECTION 7.2 PROXY STATEMENT. The Company shall file with the SEC as soon as is reasonably practicable after the date hereof (but in no event later than twenty (20) days following the date hereof) the Proxy Statement. The information provided and to be provided by the Company for use in the Proxy Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not misleading as of the date thereof and in light of the circumstances under which given or made.

               SECTION 7.3 STOCKHOLDER APPROVAL. The Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. The Company shall, through its Board of Directors, but subject to the fiduciary duties of the members thereof, recommend to its stockholders approval of the transactions contemplated by this Agreement. The Company (i) acknowledges that a breach of its covenant contained in this
Section 7.3 to convene a meeting of its stockholders and call for a vote thereat with respect to the approval of this Agreement and the Merger will result in irreparable harm to Parent which will not be compensable in money damages and
(ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenant.

               SECTION 7.4 EXPENSES AND FEES.  Each party hereto  agrees to bear
its  own  expenses   incurred  in  connection  with  the   consummation  of  the
transactions contemplated by this Agreement, except:

               (a) Parent shall pay the fees and expenses incurred in connection with the HSR Act filing; PROVIDED, HOWEVER, that all of the fees and expenses referred to in this Section 7.4(a) shall be shared equally by Parent and the Company if this Agreement is terminated pursuant to Section 9 hereof.

               (b) If the Merger is not consummated because the Company terminates the Agreement pursuant to Section 6.2 at a time when Parent and RAI are in compliance with all of their representations, warranties, covenants and agreements contained herein and within twelve (12) months from the date of this Agreement consummates or enters into an agreement or other arrangement to consummate an Acquisition Transaction with any party other than Parent, the Company shall pay to Parent the sum of $1,000,000.

               (c) If the Merger is not consummated because the Parent or RAI terminates this Agreement as a result of the failure to satisfy the condition set forth in Section 8.3(g) at a time when the Company is in compliance with all of its representations, warranties, covenants and agreements contained herein, the Parent shall pay to the Company the sum of $1,000,000.

               SECTION 7.5 AGREEMENT TO COOPERATE.

               (a) Subject to the terms and conditions herein provided,  each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to (i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) effect all necessary registrations, filings and submissions and (iii) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible) and (iv) in the case of the Parent and RAI to use their reasonable best efforts to obtain the financing required to consummate the transactions contemplated herein, subject, however, to the requisite votes of the stockholders of the Company.

               (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) use its reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

               (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

               SECTION 7.6 PUBLIC STATEMENTS. Unless required by law, the parties (i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and (ii) shall not issue any such press release or written public statement prior to such consultation. Notwithstanding anything herein to the contrary, the parties agree to jointly issue a press release, in form and substance satisfactory to both parties, concerning the execution and delivery of this Agreement before the close of business on the date hereof.

               SECTION 7.7 STOCK OPTION PLANS AND STOCK OPTIONS. Prior to the Effective Time, with respect to all stock options (whether or not then vested) that would otherwise, by their terms, survive the Merger, the Company shall either (a) cause outstanding stock options of the Company to be exercised or (b) terminate and cancel such outstanding stock options or (c) cause holders of such outstanding options to enter into agreements with the Company and the Parent providing that such outstanding options, at the Effective Time and without further action on the part of the option holder, shall be converted into the right to receive, for each share of Company Common Stock underlying such options, cash in an amount equal to the Merger Consideration less the exercise price per share for such underlying shares, such that, on and as of the Effective Time, there shall be no outstanding stock options of the Company.

               SECTION 7.8 NOTIFICATION OF CERTAIN MATTERS. Each of the Company, Parent and RAI agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               SECTION 7.9 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

               (a) At all times after the Effective Time, Parent shall (i) cause the Surviving Corporation to indemnify the Company's officers and directors (in their capacity as such) to the fullest extent permitted by law from and against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid by them in settlement (with the Parent's consent, which consent shall not be unreasonably withheld) in connection with any threatened, pending or contemplated action, suit or proceeding or investigation arising out of or pertaining to any of the transactions contemplated by this Agreement or any other matter arising out of any action or omission occurring prior to the Effective Time, and to cause the Surviving Corporation to advance, on a periodic basis, the expenses of such officers and directors (including reasonable attorney fees incurred by them to counsel selected by such officers and directors) to the extent permitted by applicable law and (ii) not amend the provisions of the Certificate of Incorporation and/or Bylaws of the Surviving Corporation for a period of six years from the Effective Time dealing with the indemnification, and limitation of liability, of directors and officers of the Surviving Corporation. Prior to the Effective Time, RAI shall, and Parent shall cause RAI to, amend its Certificate of Incorporation and Bylaws to adopt substantially the provisions set forth in Article SEVENTH of the Certificate of Incorporation, as amended, of the Company and Article XI of the Bylaws, as amended, of the Company dealing with the indemnification, and limitation of liability, of directors and officers.

               (b) The Parent shall cause the Surviving Corporation to use its best efforts to cause to be maintained in effect for a period of six years from the Effective Time the current policies of directors and officers' liability insurance maintained by the Company and its Subsidiaries (provided that the Surviving Corporation may substitute therefor policies providing for continuing coverage on terms and conditions which are no less advantageous so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to and including the Effective Time; PROVIDED THAT, in the event that any claim or claims are asserted or made within such six-year period, such insurance shall be continued in respect of any such claim or claims until final disposition of any and all such claims; PROVIDED FURTHER that if the Surviving Corporation is unable to obtain the insurance required by this Section 7.9(b) it shall obtain as much comparable insurance as can be obtained for an annual premium not in excess of 200% of the last annual premium paid by the Company for such insurance coverage.

               SECTION 7.10 CORRECTIONS TO THE PROXY STATEMENT. Prior to the date of approval of the Merger by the Company stockholders, the Company shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company to the extent required by applicable law.

               SECTION 7.11 EMPLOYMENT AGREEMENTS, SEVERANCE AGREEMENTS, STAY BONUSES AND RELATED EMPLOYMENT MATTERS.

               (a) Prior to Closing, except as set forth on SCHEDULE 7.11(A), any and all employees of the Company who are parties to agreements that would provide to them cash compensation upon a change of control (as defined therein) of the Company (the "Change of Control Agreements") shall execute waivers (in a form reasonably acceptable to Parent) of the cash compensation provisions applicable upon such a change of control (as defined therein).

               (b) Prior to Closing, except as set forth on SCHEDULE 7.11(B), any and all employees of the Company who are parties to employment agreements with the Company (the "Employment Agreements") shall execute termination agreements with respect to such employment agreements (in a form reasonably acceptable to Parent) or the Company shall take such other action as is necessary to terminate such Employment Agreements.

               (c) Prior to Closing, except as set forth on SCHEDULE 7.11(C), any and all employees of the Company who are parties to severance agreements with the Company (the "Severance Agreements") shall execute termination agreements with respect to such severance agreements (in a form reasonably acceptable to Parent) or the Company shall take such other action as is necessary to terminate such Severance Agreements.

               (d) Prior to Closing, except as set forth on SCHEDULE 7.11(D), any and all employees of the Company who are parties to stay bonus agreements with the Company (the "Stay Bonus Agreements") shall execute termination agreements with respect to such stay bonus agreements or the Company shall take such other action as is necessary to terminate such Stay Bonus Agreements.

               (e) The Company's current policy with respect to severance benefits is set forth in SCHEDULE 7.11(E) hereto. Prior to Closing, the Company agrees that it will not amend, modify or change such policy so as to increase the severance benefits under such policy. The Parent agrees to cause the Surviving Corporation to comply with such policy with respect to employees of the Company whose employment with the Surviving Corporation is terminated after the Closing.

               SECTION 7.12 STOCKHOLDER AGREEMENT. Upon the execution hereof, the Company will cause the parties, signatory thereto, to execute and deliver to Parent the Stockholder Agreement in the form attached as Exhibit 7.12-1 hereto.

               SECTION 7.13 PARENT STAY BONUS PROGRAM. At or prior to Closing, the Parent shall (a) establish a stay bonus program for selected employees of the Company (the "Parent Stay Bonus Program"), the terms of which will be determined by the Parent in its sole and absolute discretion, (b) enter into stay bonus agreements with such selected employees pursuant to the terms of the Parent Stay Bonus Program and (c) fully fund an escrow (the "Escrow") with an independent third party unrelated to Parent and RAI (the "Escrow Agent") (such Escrow Agent to be appointed by Parent at or prior to Closing) established pursuant to the escrow agreement relating to the Parent Stay Bonus Program (the "Escrow Agreement"), the terms of which will be determined by the Parent in its sole and absolute discretion.

               SECTION 7.14 COMPANY STAY BONUS PROGRAM. Parent agrees that the Company may adopt its own stay bonus program that will provide for the payment of stay bonuses to Company employees if and only if the Merger is not consummated (the "Company Stay Bonus Program"). If, prior to the Closing of the Merger, the Company adopts a Company Stay Bonus Program and the Merger is not consummated because (i) the Company terminates the Agreement as permitted under
Section 9.1(a)(iv) below at a time when the Company is in compliance, in all material respects, with all of its representations, warranties, covenants and agreements contained herein, (ii) the Company elects not to close because the conditions set forth in Sections 8.2(a) or 8.2(d) have not been satisfied, or
(iii) the Parent and RAI shall not have closed the financing of the transactions herein contemplated on or before November 30, 1996, the Parent shall, after receiving written demand therefore from the Company (which demand shall specify, in reasonable detail, the amount due from the Company), pay to the Company an amount up to (but not in excess of) the first $500,000 legally owed by the Company to the participants under the Company Stay Bonus Program.

                                  ARTICLE VIII

                                   CONDITIONS

               SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. Unless waived by the Parties, the respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company and RAI (if required) under applicable law and applicable listing requirements;

               (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

               (c) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

               (d) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

               (e) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time;

               (f) all required consents and approvals of lenders who have advanced $10,000,000 or more to Parent or the Company (other than Fremont Financial Corporation) and lessors of material leases shall have been obtained and be in effect at the Effective Time; PROVIDED, HOWEVER, that the failure to obtain such consents or approvals shall not be due to the default or delay of the party responsible for obtaining such consents and approvals; and

               (g) the Company shall have received from Peter J. Solomon Company Limited (or another nationally recognized investment banking firm reasonably acceptable to the Company) an opinion reasonably acceptable to the Company, dated as of the date on which the Proxy Statement is first distributed to the stockholders of the Company, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the holders of Company Common Stock, and such opinion shall not have been withdrawn.

               SECTION 8.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

               (a) Parent and RAI shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and RAI contained in this Agreement shall be true and correct in all respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chief Executive Officer, the President or a Vice President of Parent and of the Chief Executive Officer, President or a Vice President of RAI, in form and substance reasonably satisfactory to the Company, to that effect;

               (b) the Company shall have received an opinion from Brownstein Hyatt Farber & Strickland, P.C., special counsel to Parent and RAI, dated the Closing Date, in form and substance reasonably satisfactory to the Company;

               (c) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to the Company of the Merger; and

               (d) the Parent Stay Bonus Program shall have been adopted by the Parent, the stay bonus agreements thereunder shall have been executed and delivered by the Parent, the Escrow

Agreement shall have been executed and delivered by the Parent and the Escrow shall have been fully funded by the Parent.

               SECTION 8.3 CONDITIONS TO OBLIGATIONS OF PARENT AND RAI TO EFFECT THE MERGER. Unless waived by Parent and RAI, the obligations of Parent and RAI to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

               (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date made and on and as of the Closing Date as if made at and as of such date (except with respect to the exercise, termination, cancellation or conversion of the Company's stock options in accordance with the requirements of Section 7.7 above and except that none of the Company representations and warranties shall be deemed untrue or incorrect in any respect based upon changes (including but not limited to a reduction in sales or production) occurring as a result of the termination of the employment of one or more employees of the Company), and Parent shall have received a Certificate of the Chief Executive Officer, President or a Vice President of the Company, in form and substance reasonably satisfactory to Parent to that effect;

               (b) Parent shall have received an opinion from Proskauer Rose Goetz & Mendelsohn LLP, special counsel to the Company, effective as of the Closing Date, in form and substance reasonably satisfactory to Parent;

               (c) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that no such material adverse change which may occur (including but not limited to a reduction in sales or production) as a result of the termination of the employment of one or more employees of the Company shall permit Parent or RAI to decline to effect the Merger;

               (d) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger;

               (e) the waivers or terminations referred to in Section 7.11 shall have been executed and delivered to Parent;

               (f)  the  requirements  regarding  the  exercise,   cancellation,
termination or conversion of all outstanding stock options of the Company described in 7.7 shall have been satisfied; and

               (g) the Parent and RAI shall have closed the financing of the transactions herein contemplated on terms and conditions and in such amounts as shall be acceptable to Parent and RAI in their sole and absolute discretion.

               (h) RAI shall have adopted the amendments to its Certificate of Incorporation and Bylaws as provided in the last sentence of Section 7.9(a), and those amendments shall remain in full force and effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

               SECTION 9.1 TERMINATION. This Agreement may be terminated by the mutual consent of the parties or at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company, as follows:

               (a) The Company shall have the right to terminate this Agreement:

                              (i) if the Merger is not completed by November 30,
               1996, other than on account of delay or default on the part of the Company;

                              (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of its 5% stockholders or any of their affiliates or associates;

                              (iii) if the terms and conditions of Section 6.2(d) are satisfied; or

                              (iv) if Parent (A) fails to perform in any material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to Parent by the Company.

               (b) Parent shall have the right to terminate this Agreement:

                              (i) if the Merger is not completed by November 30,
               1996, other than on account of delay or default on the part of Parent or RAI;

                              (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent or any of its 5% stockholders or any of their affiliates or associates or RAI;

                              (iii) if the  Company  (A) fails to perform in any
               material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to the Company by Parent;

                              (iv) the  Parent  and RAI shall be unable  for any
               reason to close the financing of the transactions herein contemplated on terms and conditions and in such amounts as shall be acceptable to Parent and RAI in their sole and absolute discretion; or

                              (v) holders of more than five  percent (5%) of the
               total outstanding shares of Company Common Stock exercise their rights of appraisal in accordance with Section 910 of the BCL.

               SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, RAI or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1, 7.4, 7.6 and 7.14, all of which shall survive the termination). Nothing in this Section
9.2 shall relieve any party from liability for any breach of this Agreement.

               SECTION 9.3 AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

               SECTION 9.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any party hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                  TERMINATION OF REPRESENTATIONS AND WARRANTIES

               SECTION 10.1 TERMINATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall not survive the Merger and, after the effectiveness of the Merger, the Company, Parent, RAI and their respective officers, directors and shareholders shall have no further obligations with respect thereto.

                                   ARTICLE XI

                               GENERAL PROVISIONS

               SECTION 11.1 BROKERS. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission (except for the fees payable to Peter J. Solomon Company Limited and Horvitz & Associates described in SCHEDULE 11.1(A)) in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent and RAI represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission (except for the fee payable to McCabe & Co. described in SCHEDULE 11.1(B)) in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or RAI.

               SECTION 11.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) If to Parent or RAI to:

               Renaissance Cosmetics, Inc.
               635 Madison Avenue
               New York, New York 10022
               Attention: Thomas V. Bonoma, Chairman, Chief Executive Officer and President
               Telephone No. 212-751-3700
               Telecopy No. 212-371-7868

               Renaissance Acquisition, Inc.
               c/o Renaissance Cosmetics, Inc.
               635 Madison Avenue
               New York, New York 10022
               Attention: Thomas V. Bonoma, Chairman, Chief Executive Officer and President
               Telephone No. 212-751-3700
               Telecopy No. 212-371-7868
               and to the Company, after the Effective Time:

               MEM Company, Inc.
               c/o Renaissance Cosmetics, Inc.
               635 Madison Avenue
               New York, New York 10022
               Attention: Thomas V. Bonoma, Chairman, Chief Executive Officer and President
               Telephone No. 212-751-3700
               Telecopy No. 212-371-7868

               with a copy to:

               Brownstein Hyatt Farber & Strickland, P.C.
               410 17th Street, Suite 2200
               Denver, Colorado 80202
               Attention: John L. Ruppert, Esq.
               Telephone No. 303-534-6335
               Telecopy No. 303-623-1956

               (b) If to the Company, to:

               MEM Company, Inc.
               Union Street Extension
               Northvale, New Jersey 07647
               Attention: Gay A. Mayer, Chairman, Chief Executive Officer and President
               Telephone No.: 210-767-0100
               Telecopy No. 210-767-0698

               with a copy to:

               Proskauer Rose Goetz & Mendelsohn LLP
               1585 Broadway
               New York, New York 10036
               Attention: Allan R. Williams, Esq.
               Telephone No. 212-969-3000
               Telecopy No. 212-969-2900

               SECTION 11.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such

Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

               SECTION 11.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than that certain Confidentiality Agreement, dated November 9, 1995, between Parent and the Company which shall continue in full force and effect through the Effective Time if the Merger is consummated or through the term of the Confidentiality Agreement if this Agreement is terminated for any reason), (b) is not intended to confer upon any other person any rights or remedies hereunder, except for rights of indemnified Parties under Section 7.9, and (c) shall not be assigned by operation of law or otherwise, except that RAI may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

               SECTION 11.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

               SECTION 11.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in the exception to Section 11.4(b), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               SECTION 11.7 EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated herein by reference.







                                   * * * * * *

               IN WITNESS WHEREOF, Parent, RAI and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                                         RENAISSANCE COSMETICS, INC.


                                         By:   /s/ John R. Jackson
                                             -------------------------
                                         Name: John R. Jackson
                                         Title:  Vice President

                                         RENAISSANCE ACQUISITION, INC.


                                         By:   /s/ John R. Jackson
                                             -------------------------
                                         Name: John R. Jackson
                                         Title:  Vice President

                                         MEM COMPANY, INC.
                                         By:  /s/ Gay A. Mayer
                                             -------------------------
                                         Name: Gay A. Mayer
                                         Title:   Chairman, Chief Executive
                                                     Officer and President